UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 23, 2013

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 23, 2013, Pinnacle Foods, Inc. (“Pinnacle” or the “Company”) announced that Sally Genster Robling will step down from the Company on June 30, 2013 as the Company's Executive Vice President and Division President - Birds Eye Frozen Division to pursue new opportunities that provide greater time flexibility. Ms. Robling will assist the Company in an orderly transition. Mark L. Schiller, who is currently the Executive Vice President and Division President - Duncan Hines Grocery Division, will move into the role of Executive Vice President and Division President - Birds Eye Frozen Division immediately. An external search is currently underway to fill Mr. Schiller's current position as Executive Vice President and Division President - Duncan Hines Grocery Division. In the interim, the Company's Chief Executive Officer, Robert J. Gamgort will oversee the Duncan Hines Grocery Division. The Company will continue to provide Ms. Robling compensation as previously disclosed.

Item 8.01	Other Events
On May 23, 2013, the Company announced that Mary Beth DeNooyer, a seasoned human resources executive who most recently served as Senior Vice President and Chief Human Resources Officer for Hillshire Brands, has been appointed Executive Vice President and Chief Human Resources Officer for Pinnacle Foods. She replaces John Butler, who is retiring from Pinnacle, after five years of service to the Company and a distinguished career in both the food and retailing industries.

Item 9.01	Financial Statements and Exhibits

Attached to this Form 8-K as Exhibit 99.1 is a press release issued by the Company on May 23, 2013 announcing the events above.
(d) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: May 24, 2013

Index to Exhibits

Exhibit Number	Description
99.1	Press Release of Pinnacle Foods Inc. issued May 23, 2013, furnished herewith. .